Exhibit 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-200846) pertaining to the Methode Electronics, Inc. 2014 Omnibus Incentive Plan,
2.	Registration Statement (Form S-8 No. 333-170959) pertaining to the Methode Electronics, Inc. 2010 Stock Plan,
3.	Registration Statement (Form S-8 No. 333-146709) pertaining to the Methode Electronics, Inc. 2007 Stock Plan,
4.	Registration Statement (Form S-8 No. 333-121090) pertaining to the Methode Electronics, Inc. 2004 Stock Plan,
5.	Registration Statement (Form S-8 No. 333-48356) pertaining to the Methode Electronics, Inc. 401(k) Savings Plan,

of our reports dated June 30, 2020, with respect to the consolidated financial statements and schedule of Methode Electronics, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Methode Electronics, Inc. and subsidiaries included in this Annual Report (Form 10-K) of Methode Electronics, Inc. for the year ended May 2, 2020.

/s/ Ernst & Young LLP

Chicago, Illinois

June 30, 2020